Exhibit (b)

USCF ETF TRUST

(the “Trust”)

BYLAWS

Dated June 18, 2014

ARTICLE I

DEFINITIONS

All capitalized terms have the respective meanings given them in the Declaration of Trust of USCF ETF Trust (the “Declaration of Trust”), dated November 6, 2013, as amended or restated from time to time, first amended and restated on June 16, 2014.

ARTICLE II

OFFICES

Section 2.1 Principal Office. Until changed by the Trustees, the principal office of the Trust shall be in Oakland, California.

Section 2.2 Registered Office. The Trustees have established a registered office in Wilmington, Delaware with The Corporation Trust Company as the registered agent for service in the State of Delaware.

Section 2.3 Other Offices. The Trust may have offices in such other places, within or without the state of California, as the Trustees may from time to time determine.

ARTICLE III

SHAREHOLDERS

Section 3.1 Meetings. Meetings of Shareholders of the Trust shall be held whenever called by the Trustees or the President of the Trust and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of Section 16(a) of the 1940 Act, for that purpose at such place within or without the State of California as the Trustees shall designate. Meetings of Shareholders shall also be called by the Secretary upon the written request of the holders of shares entitled to vote not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting except to the extent otherwise required by Section 16(c) of the 1940 Act, as is made applicable to the Trust by the provisions of the Declaration of Trust. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such Shareholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Trust of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to vote at such meeting. No meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any meeting of Shareholders held during the preceding twelve months.

Section 3.2 Notice of Meetings. Written or printed notice of every Shareholders’ meeting stating the place, date, and purpose or purposes thereof, shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before such meeting to each Shareholder entitled to vote at such meeting. Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his or her address as it appears on the records of the Trust. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney thereunto authorized, is filed with the records of the meeting.

Section 3.3 Quorum and Adjournment of Meetings. Except as otherwise provided by law, by the Declaration of Trust or by these By-Laws, at all meetings of Shareholders, the holders of 30% of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the Shareholders present or represented by proxy and entitled to vote thereat shall have the power to adjourn the meeting from time to time. The Shareholders present in person or represented by proxy at any meeting and entitled to vote thereat also shall have the power to adjourn the meeting from time to time if the vote required to approve or reject any proposal described in the original notice of such meeting is not obtained (with proxies being voted for or against adjournment consistent with the votes for and against the proposal for which the required vote has not been obtained). The affirmative vote of the holders of a majority of the shares then present in person or represented by proxy shall be required to adjourn any meeting. Any adjourned meeting may be reconvened without further notice or change in record date. At any reconvened meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 3.4 Voting Rights, Proxies. At each meeting of Shareholders, each holder of record of shares entitled to vote thereat shall be entitled to one vote in person or by proxy, executed in writing by the Shareholder or his or her duly authorized attorney-in-fact, for each Share of beneficial interest of the Trust and for the fractional portion of one vote for each fractional Share entitled to vote so registered in his or her name on the records of the Trust on the date fixed as the record date for the determination of Shareholders entitled to vote at such meeting. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or Officers of the Trust.

At any meeting of Shareholders, any holder of shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, facsimile, other electronic means or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. Proxies may be given by any electronic or telecommunication device except as otherwise provided in the Declaration of Trust. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust.

When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.

If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as it relates to the management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 3.5 Vote Required. Except as otherwise provided by law, by the Declaration, or by these By-Laws, at each meeting of Shareholders at which a quorum is present, all matters shall be decided by Majority Shareholder Vote.

Section 3.6 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any Shareholder or his or her proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting, or of any Shareholder or his or her proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

Section 3.7 Action by Shareholders Without Meeting. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if all Shareholders entitled to vote on a matter are provided with not less than seven days written or electronic notice, a majority of the Shareholders entitled to vote upon the action consent to the action in writing, and such consents are filed with the records of the Trust. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 3.8 Presence at Meetings. Presence at meetings of Shareholders requires physical attendance by the Shareholder or his or her proxy at the meeting site and does not encompass attendance by telephonic or other electronic means.

Section 3.9 Abstentions and Broker Non-Votes. Outstanding shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding shares in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those shares will not be considered as present and entitled to vote with respect to such proposal.

ARTICLE IV

TRUSTEES

Section 4.1 Meetings of the Trustees and Notice of Meetings. The Trustees may in their discretion provide for regular or special meetings of the Trustees. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting. Written notice of special meetings of the Trustees, stating the place, date and time thereof, shall be given not less than two (2) days before such meeting to each Trustee, by mail, by email, by contacting such Trustee by telephone or leaving such telephonic notice at his or her place of residence or usual place of business. When mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Trustee at his or her address as it appears on the records of the Trust. Subject to the provisions of the 1940 Act, notice or waiver of notice need not specify the purpose of any special meeting.

Section 4.2. Telephone Meetings. Subject to the provisions of the 1940 Act, any Trustee, or any member or members of any committee designated by the Trustees, may participate in a meeting of the Trustees, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 4.3 Absence of Quorum. At all meetings of the Trustees, a majority of the Trustees shall be requisite to and shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the Trustees present shall be the act of the Trustees, unless the concurrence of a greater proportion is expressly required for such action by law, the Declaration or these By-Laws. If at any meeting of the Trustees there be less than a quorum present, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.

Section 4.4 Action by Trustees Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the Trustees entitled to vote upon the action and such written consent is filed with the minutes of proceedings of the Trustees.

Section 4.5 Chairman. The Trustees may, but need not, appoint from among their number a Chairman. The Chairman may, but need not, be a Shareholder. When present he or she shall preside at the meetings of the Shareholders and of the Trustees. He or she may call meetings of the Trustees and of any committee thereof whenever he or she deems it necessary.

Section 4.6 Expenses and Fees. Each Trustee may be allowed expenses, if any, for attendance at each regular or special meeting of the Trustees, and each Trustee who is not an officer or employee of the Trust or of its investment manager or underwriter or of any corporate affiliate of any of said persons shall receive for services rendered as a Trustee of the Trust such compensation as may be fixed by the Trustees. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.

Section 4.7 Execution of Instruments and Documents and Signing of Checks and Other Obligations and Transfers. All instruments, documents and other papers shall be executed in the name and on behalf of the Trust and all checks, notes, drafts and other obligations for the payment of money by the Trust shall be signed, and all transfer of securities standing in the name of the Trust shall be executed, by the Chairman, the President, any Vice President or the Treasurer or by any one or more officers or agents of the Trust as shall be designated for that purpose by vote of the Trustees; notwithstanding the above, nothing in this Section 4.7 shall be deemed to preclude the electronic authorization, by designated persons, of the Trust’s Custodian to transfer assets of the Trust.

ARTICLE V

COMMITTEES

Section 5.1. Committees. The Trustees, by resolution adopted by a majority of the Trustees then in office, may designate an Executive Committee, Advisory Committee, Audit Committee, Nominating Committee, or any other committee. In the absence of such designation the Committee may elect its own Chairman. and/or committees, each committee to consist of two (2) or more of the Trustees of the Trust and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in place of such absent member. Each such committee shall keep a record of its proceedings.

Section 5.2 Executive Committee. The Executive Committee and any other committee shall fix its own rules or procedures, but the presence of at least fifty percent (50%) of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to take action. All actions of the Executive Committee shall be reported to the Trustees at the meeting thereof next succeeding to the taking of such action.

Section 5.3 Advisory Committee. The Trustees may appoint an advisory committee which shall be composed of persons who do not serve the Trust in any other capacity and which shall have advisory functions with respect to the investments of the Trust but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Trust. The number of persons constituting any such advisory committee shall be determined from time to time by the Trustees. The members of any such advisory committee may receive compensation for their services and may be allowed such fees and expenses for the attendance at meetings as the Trustees may from time to time determine to be appropriate.

Section 5.4 Committee Action Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any Committee of the Trustees appointed pursuant to Section 5.1 of these By-Laws may be taken without a meeting if a consent in writing setting forth the action shall be signed by all members of the Committee entitled to vote upon the action and such written consent is filed with the records of the proceedings of the Committee.

ARTICLE VI

OFFICERS

Section 6.1 General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including a Chief Legal Officer, Chief Compliance Office, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 6.2 Qualifications. Any officer may, but need not, be a Trustee or Shareholder. Any two or more offices may be held by the same person except that the same person may not be both President and Vice President, and that a person who holds more than one office may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

Section 6.3 Election. The President, Treasurer, and Secretary shall be elected by the Trustees at the first meeting of the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any meeting of the Trustees or at any other time.

Section 6.4 Term of Office. Except as otherwise provided by law, the Declaration of Trust or these Bylaws, the President, the Treasurer, and the Secretary shall each hold office until his or her successor shall have been duly elected and qualified, or in each case until he or she sooner dies, resigns, is removed, or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

Section 6.5 General Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers set forth herein and in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by such officer as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

Section 6.6 Powers and Duties of the President. The President may call meetings of the Trustees and of any Committee thereof when he or she deems it necessary. Subject to the control of the Trustees and to the control of any committees of the Trustees, within their respective spheres, as provided by the Trustees, he or she shall at all times exercise a general supervision and direction over the affairs of the Trust. He or she shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof and to employ such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust or any Series or Class thereof. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series or Class thereof.

Section 6.7 Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there is no Vice President, any management Trustee, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the President.

Section 6.8 Powers and Duties of the Treasurer. The Treasurer shall serve as the Principal Financial Officer and Principal Accounting Officer as those terms are defined in the Securities Act of 1933, as amended. He or she shall deliver all funds of the Trust or any Series or Class thereof which may come into his or her hands to such Custodian as the Trustees may employ. He or she shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.9 Powers and Duties of the Secretary. The Secretary shall keep or cause to be kept the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose. The Secretary shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent or administrator. He or she shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these Bylaws and as required by law; and subject to these Bylaws, he or she shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

Section 6.10 Powers and Duties of Chief Legal Officer. The Chief Legal Officer shall have such responsibilities as required under the Sarbanes-Oxley Act of 2002 and under the accompanying rules, which responsibilities may include, but will not be limited to: (1) conducting an inquiry into a reported evidence of a “material violation’ as defined in such rules; (2) determining whether or not a material violation has occurred, is occurring, or is about to occur; and (3) ensuring that the Trust adopts appropriate remedial measures. The Chief Legal Officer is not required under law to be an attorney to perform the requirements of a Chief Legal Officer.

Section 6.11 Powers and Duties of Chief Compliance Officer. The Chief Compliance Officer shall have the responsibility for administering the compliance policies and procedures for the Trust and such responsibilities as required under Rule 38a-1 under the 1940 Act.

Section 6.11 Powers and Duties of Assistant Treasurer and other Assistant Officers. In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.13 Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary.

Section 6.14 Delegation of Duties. Whenever an officer is absent or disabled, or whenever for any reason the Trustees may deem it desirable, the Trustees may delegate the powers and duties of an officer or officers to any other officer or officers or to any Trustee or Trustees.

Section 6.15 Compensation of Officers and Trustees. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of any advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving compensation as an officer by reason of the fact that he or she is also a Trustee.

Section 6.17 Resignation, Retirement, and Removal. Any officer may resign at any time by written instrument signed by him or her delivered to the Chairman of the Board, President, or Secretary or delivered to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause by the vote or written consent of a majority of the Trustees then in office. To the extent that any officer or Trustee receives compensation from the Trust and except as may otherwise be expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

Section 6.18 Vacancies. Any vacancy or anticipated vacancy resulting for any reason, including without limitation the death, resignation, retirement, removal, or incapacity of the Chairman of the Board, the President, the Treasurer, or the Secretary, may be filled by a majority of the Trustees then in office through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine. The appointment shall be effective upon the written acceptance of the person named therein to serve as in the capacity named therein. Other vacancies may be filled, if at all, by the Trustees at a meeting of the Trustees or at any other time.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Trust shall end on June 30, or on any such date as the Trustees may from time to time determine. The taxable year of each Series of the Trust shall be as determined by the Trustees from time to time.

ARTICLE VIII

SUFFICIENCY AND WAIVERS OF NOTICE

Whenever any notice is required to be given by law, the Declaration of Trust or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or other electronic means for the purposes of these Bylaws when it has been delivered to a representative of any company holding itself out as capable of sending notice by such means with instructions that it be so sent.

ARTICLE IX

AMENDMENTS

These Bylaws, or any of them, may be altered, amended or repealed, or new Bylaws may be adopted by (a) vote of a majority of the Outstanding shares voting in person or by proxy at a meeting of Shareholders and entitled to vote or (b) by the Trustees, provided, however, that no Bylaw may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law or the Declaration of Trust, a vote of the Shareholders. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration of Trust, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration of Trust.

ARTICLE X

MISCELLANEOUS

Section 10.1 Location of Books and Records. The books and records of the Trust may be kept outside the State of California at such place or places as the Trustees may from time to time determine, except as otherwise required by law.

Section 10.2 Dividends and Distribution. Subject to any applicable provisions of law and the Declaration, dividends and distributions upon the shares may be declared at such intervals as the Trustees may determine, in cash, in securities or other property, or in shares, from any sources permitted by law, all as the Trustees shall from time to time determine. Inasmuch as the computation of net income and net profits from the sales of securities or other properties for federal income tax purposes may vary from the computation thereof on the records of the Trust, the Trustees shall have power, in their discretion, to distribute as income dividends and as capital gain distributions, respectively, amounts sufficient to enable the Trust to avoid or reduce liability for federal income taxes.

Section 10.3 Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust, or any Series of the Trust, if any, may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

Section 10.4 Compliance with Federal Regulations. The Trustees are hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Trust is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Trust is required.

ARTICLE XI

DECLARATION OF TRUST

The Declaration of Trust establishing USCF ETF Trust, dated November 6, 2013, and amended and restated on June 16, 2014 provides that the name USCF ETF Trust refers to the Trustees under the Declaration of Trust collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, officer, employee or agent of USCF ETF Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said USCF ETF Trust, but the Trust Estate only shall be liable.

Adopted as of June 18, 2014.